                                                                    EXHIBIT 10.1

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                             RPM INTERNATIONAL INC.

                            (a Delaware corporation)

                           6.25% Senior Notes due 2013

                               PURCHASE AGREEMENT

Dated: December 4, 2003

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

                                TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
SECTION 1.     Representations and Warranties................................................................       2
           (a)   Representations and Warranties by the Company...............................................       2
                 (i)        Offering Memorandum..............................................................       2
                 (ii)       Incorporated Documents...........................................................       2
                 (iii)      Independent Accountants..........................................................       3
                 (iv)       Financial Statements.............................................................       3
                 (v)        No Material Adverse Change in Business...........................................       3
                 (vi)       Good Standing of the Company.....................................................       3
                 (vii)      Good Standing of Subsidiaries....................................................       4
                 (viii)     Authorization of this Agreement..................................................       4
                 (ix)       Authorization of the Indenture...................................................       4
                 (x)        Authorization of the Registration Rights Agreement...............................       4
                 (xi)       Authorization of the Notes.......................................................       4
                 (xii)      Description of the Notes, the Indenture and the Registration Rights Agreement....       5
                 (xiii)     Absence of Defaults and Conflicts................................................       5
                 (xiv)      Absence of Labor Dispute.........................................................       6
                 (xv)       Absence of Proceedings...........................................................       6
                 (xvi)      Absence of Manipulation..........................................................       6
                 (xvii)     Possession of Intellectual Property..............................................       6
                 (xviii)    Absence of Further Requirements..................................................       6
                 (xix)      Investment Company Act...........................................................       6
                 (xx)       Good and Marketable Title........................................................       7
                 (xxi)      Environmental Laws...............................................................       7
                 (xxii)     ERISA............................................................................       8
                 (xxiii)    Insurance........................................................................       8
                 (xxiv)     Taxes............................................................................       8
                 (xxv)      Internal Controls................................................................       8
                 (xxvi)     No Unlawful Payments.............................................................       8
                 (xxvii)    No Brokerage Commission; Finder's Fee............................................       9
                 (xxviii)   Dividend Payments................................................................       9
                 (xxix)     Similar Offering.................................................................       9
                 (xxx)      Rule 144A Eligibility............................................................       9
                 (xxxi)     No Directed Selling Efforts......................................................       9
                 (xxxii)    No General Solicitation or General Advertising...................................       9
                 (xxxiii)   No Registration Required.........................................................       9
                 (xxxiv)    Reporting Company................................................................      10
                 (xxxv)     Sarbanes-Oxley Compliance........................................................      10
                 (xxxvi)    Reclassification.................................................................      10
           (b)   Officer's Certificates......................................................................      10

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
SECTION 2.     Sale and Delivery to Initial Purchasers; Closing..............................................      10
           (a)   Notes.......................................................................................      10
           (b)   Payment.....................................................................................      10
           (c)   Denominations; Registration.................................................................      11

SECTION 3.     Covenants of the Company......................................................................      11
           (a)   Offering Memorandum.........................................................................      11
           (b)   Notice and Effect of Material Events........................................................      11
           (c)   Amendments to Offering Memorandum and Supplements...........................................      11
           (d)   Qualifications of Notes for Offer and Sale..................................................      12
           (e)   Use of Proceeds.............................................................................      12
           (f)   Rating of Notes.............................................................................      12
           (g)   Restriction on Sale of Notes................................................................      12
           (h)   DTC.........................................................................................      12
           (i)   Reporting Requirements......................................................................      12

SECTION 4.     Payment of Expenses...........................................................................      12
           (a)   Expenses....................................................................................      12
           (b)   Termination of Agreement....................................................................      13

SECTION 5.     Conditions of Initial Purchasers' Obligations.................................................      13
           (a)   Opinions of Counsel for the Company.........................................................      13
           (b)   Opinion of Counsel for Initial Purchasers...................................................      13
           (c)   Officers' Certificate.......................................................................      14
           (d)   Accountant's Comfort Letter.................................................................      14
           (e)   Bring-down Comfort Letter...................................................................      14
           (f)   Maintenance of Rating.......................................................................      14
           (g)   Indenture and Registration Rights Agreement.................................................      14
           (h)   Additional Documents........................................................................      15
           (i)   Termination of Agreement....................................................................      15

SECTION 6.     Subsequent Offers and Resales of the Notes....................................................      15
           (a)   Offer and Sale Procedures...................................................................      15
                 (i)        Offers and Sales to Qualified Institutional Buyers and Foreign Purchasers........      15
                 (ii)       No General Solicitation..........................................................      15
                 (iii)      Purchases by Non-Bank Fiduciaries................................................      15
                 (iv)       Subsequent Purchaser Notification................................................      15
                 (v)        Restrictions on Transfer.........................................................      16
           (b)   Covenants of the Company....................................................................      16
                 (i)        Integration......................................................................      16
                 (ii)       Rule 144A Information............................................................      16
                 (iii)      Restriction on Purchases.........................................................      16
           (c)   Qualified Institutional Buyer...............................................................      17

SECTION 7.     Indemnification...............................................................................      17
           (a)   Indemnification of Initial Purchasers.......................................................      17
           (b)   Indemnification of the Company..............................................................      18
           (c)   Actions against Parties; Notification.......................................................      18
           (d)   Settlement without Consent if Failure to Reimburse..........................................      19

SECTION 8.     Contribution..................................................................................      19

SECTION 9.     Representations, Warranties and Agreements to Survive Delivery................................      20

SECTION 10.    Termination of Agreement......................................................................      20
           (a)   Termination; General........................................................................      20
           (b)   Liabilities.................................................................................      21

SECTION 11.    Default by One or More of the Initial Purchasers..............................................      21

SECTION 12.    Tax Disclosure................................................................................      21

SECTION 13.    Notices.......................................................................................      22

SECTION 14.    Parties.......................................................................................      23

SECTION 15.    GOVERNING LAW AND TIME........................................................................      23

SECTION 16.    Effect of Headings............................................................................      23

SECTION 17.    Counterparts..................................................................................      23

SCHEDULES

Schedule A     List of Initial Purchasers
Schedule B     RPM International Inc. --  6.25% Senior Notes due 2013
Schedule C     List of Material Subsidiaries
Schedule D     List of Significant Subsidiaries

EXHIBITS

Exhibit A      Form of Registration Rights Agreement
Exhibit B      Form of Opinion of P. Kelly Tompkins, General Counsel of the
               Company, to be Delivered Pursuant to Section 5(a)
Exhibit C      Form of Opinion of Calfee, Halter & Griswold LLP, United States
               Counsel for the Company, to be Delivered Pursuant to Section 5(a)

                             RPM INTERNATIONAL INC.

                                  $200,000,000

                           6.25% Senior Notes due 2013

                               PURCHASE AGREEMENT

                                                                December 4, 2003

Banc One Capital Markets, Inc.
Wachovia Capital Markets, LLC

     As Representatives of the several Initial Purchasers
     c/o Banc One Capital Markets, Inc.
     1 Bank One Plaza
     Chicago, IL 60670

Ladies and Gentlemen:

         RPM International Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers," which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Banc One Capital Markets, Inc. and Wachovia Capital Markets, LLC are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $200,000,000 aggregate principal amount of the Company's 6.25% Senior Notes due 2013 (the "Notes").

         The Notes are to be issued pursuant to an indenture, to be dated as of the Closing Time (as defined in Section 2(c)) (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). The holders of Notes will be entitled to the benefits of a Registration Rights Agreement between the Company and the Initial Purchasers, to be dated as of the Closing Time, which agreement shall be substantially in the form attached hereto as Exhibit A, with such changes as shall be agreed to by the parties hereto (the "Registration Rights Agreement").

         The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers ("Subsequent Purchasers") at any time after this Agreement has been executed and delivered. The Notes are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Notes and the Indenture, investors that acquire Notes may only resell or otherwise transfer such Notes if such Notes are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act (the "1933 Act Regulations") by the Securities and Exchange Commission (the "Commission")).

         The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated December 3, 2003 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or by 9:00 A.M. (Eastern time) on the second calendar day after the date hereof, copies of a final offering memorandum dated December 4, 2003 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Notes. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Notes.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "stated" or "described" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Offering Memorandum.

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Initial Purchaser as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and agrees with each Initial Purchaser, as follows:

                  (i) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time referred to in Section 2 will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in the Offering Memorandum.

                  (ii) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission, each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed (not furnished) with the Commission subsequent to the date of filing of the most recent Annual Report of the Company on Form 10-K and such other reports as specifically incorporated by reference in the Offering Memorandum. The documents incorporated by reference in the Offering Memorandum (the "Incorporated Documents"), at the time they were or hereafter are filed with the Commission, or if amended, as so amended, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"). There are no contracts or documents which are required to be described in the Offering Memorandum or the Incorporated Documents which have not been so described, and there are no contracts or documents which are required to be filed as exhibits to the Incorporated Documents which have not been so filed as required.

                  (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules incorporated by reference in the Offering Memorandum are independent public accountants within the meaning of Regulation S-X under the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The financial statements, together with the related schedules and notes, incorporated by reference into the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules incorporated by reference into the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment thereto), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Material Subsidiaries (as defined below), other than those in the ordinary course of business, which are material with respect to the Company and its Material Subsidiaries considered as one enterprise, (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (D) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Material Subsidiaries (as defined below), except as disclosed in the Offering Memorandum.

                  (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under, or as contemplated by, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) Good Standing of Subsidiaries. Each subsidiary of the Company listed on Schedule C hereto (collectively, the "Material Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each Material Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and except for directors' qualifying shares and third party interests in joint ventures in which the Company invests, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The subsidiaries of the Company listed on Schedule D hereto are the only subsidiaries of the Company which meet the criteria in the definition of "significant subsidiary" pursuant to Rule 1-02(w) of Regulation S-X under the 1933 Act.

                  (viii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (ix) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (x) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been authorized by the Company and, when executed and delivered by the Company and the Initial Purchasers, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (xi) Authorization of the Notes. The Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture and the Registration Rights Agreement.

                  (xii) Description of the Notes, the Indenture and the Registration Rights Agreement. The Notes, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

                  (xiii) Absence of Defaults and Conflicts. Neither the Company nor any of its Material Subsidiaries is in violation of its charter or by-laws or other constituting or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries may be bound, or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the Notes and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and under the Indenture, the Registration Rights Agreement and the Notes do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter or by-laws or other constituting or organizational document of the Company or any of its Material Subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except in the case of clause
         (ii), for such violation that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment prior to the stated maturity or repayment thereof of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                  (xiv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Material Subsidiaries exists or, to the knowledge of the Company, is imminent which, in either case, might be expected to have a Material Adverse Effect.

                  (xv) Absence of Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which, singly or in the aggregate, if determined adversely, would reasonably be expected to result in a Material Adverse Effect.

                  (xvi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

                  (xvii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and to the Company's knowledge, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or under the Registration Rights Agreement or the Indenture, in connection with the offering, issuance or sale of the Notes hereunder, or the consummation of the transactions contemplated by this Agreement or the Offering Memorandum, or for the due execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement or the Indenture, or for the valid authorization, issuance, sale and delivery of the Notes, except such as have been already obtained and or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws in connection with the transactions contemplated in the Registration Rights Agreement and except for the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

                  (xix) Investment Company Act. Neither the Company nor any of its subsidiaries is, nor upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  (xx) Good and Marketable Title. The Company and each of its Material Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, and all assets held under lease by the Company and its Material Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions to each of the above statements that are described in the Offering Memorandum or that have not had and would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (xxi) Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of, and the Company or any of its subsidiaries has no liability under, any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  In the ordinary course of its business, the Company conducts a periodic review of the effect of any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities have not had and would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (xxii) ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (xxiii) Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties, other than as otherwise disclosed in the Offering Memorandum.

                  (xxiv) Taxes. The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have, a Material Adverse Effect.

                  (xxv) Internal Controls. The Company (A) makes and keeps accurate books and records and (B) maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets,
         (iii) access to its assets is permitted only in accordance with management's authorization and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (xxvi) No Unlawful Payments. To the best of the Company's knowledge after due inquiry, neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (xxvii) No Brokerage Commission; Finder's Fee. To the best of the Company's knowledge after due inquiry, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder's fee or other like payment in connection with this offering.

                  (xxviii) Dividend Payments. No Material Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Material Subsidiary's capital stock or from repaying to the Company any loans or advances to such Material Subsidiary from the Company.

                  (xxix) Similar Offering. Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the 1933 Act.

                  (xxx) Rule 144A Eligibility. The Notes are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

                  (xxxi) No Directed Selling Efforts. With respect to those offered Securities sold in reliance on Regulation S, (A) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

                  (xxxii) No General Solicitation or General Advertising. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers and their respective Affiliates, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under Regulation D of the 1933 Act.

                  (xxxiii) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers and the initial resale by the Initial Purchasers to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Notes under the 1933 Act or to qualify the Indenture under the 1939 Act.

                  (xxxiv) Reporting Company. The Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

                  (xxxv) Sarbanes-Oxley Compliance. There is and has been no failure in any material respect on the part of the Company or, to the Company's knowledge, any of the Company's directors or officers in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

                  (xxxvi) Reclassification. The reclassifications in the amounts of $4.0 million, $5.0 million, $5.0 million and $5.8 million and $5.3 million for the five years ended May 31, 2003, and $1.7 million for the three-month-period ended August 31, 2002, from the Company's selling, general and administrative expenses to cost of sales as presented in the Offering Memorandum do not reflect a material change to the Company's audited and unaudited consolidated financial statements as reported in the Company's 1934 Act reports filed with the Commission.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

         (a) Notes. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company at the price set forth in Schedule B hereto the principal amount of the Notes set forth opposite the name of such Initial Purchaser in Schedule A plus any additional principal amount of Notes that such Initial Purchaser may become obligated to purchase pursuant to the provisions of
Section 11 hereof.

         (b) Payment. Payment of the purchase price for, and delivery of one or more global certificates for, the Notes shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11 hereof), or at such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time").

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of the Notes to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for their accounts, to accept delivery of, receipt for, and make payment of the purchase price for the Notes that it has agreed to purchase. Wachovia Capital Markets, LLC, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

         (c) Denominations; Registration. Certificates for the Notes shall be in such denominations (of $1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be; provided that any Notes in global form be registered in the name of Cede & Co. The certificates for the Notes will be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

         (a) Offering Memorandum. The Company, as promptly as possible, will furnish to the Initial Purchasers, without charge, such number of copies of the Offering Memorandum and any amendments and supplements thereto and any Incorporated Documents as the Initial Purchasers may reasonably request.

         (b) Notice and Effect of Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Notes with any securities exchange or any other securities regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Notes by the Initial Purchasers as evidenced by a notice from the Initial Purchasers to the Company in writing, any material changes in or affecting the condition, financial or otherwise, or the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

         (c) Amendments to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering

Memorandum and will not effect any such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in
Section 5 hereof.

         (d) Qualifications of Notes for Offer and Sale. The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and will maintain such qualification in effect as long as required in connection with the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Notes have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with the distribution of the Notes.

         (e) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Notes in the manner indicated in the Offering Memorandum under "Use of Proceeds."

         (f) Rating of Notes. The Company shall take all reasonable action necessary to enable Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investor Service, Inc. ("Moody's") to provide their respective credit ratings of the Notes.

         (g) Restriction on Sale of Notes. During a period of 45 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other similar debt securities of the Company or securities of the Company that are convertible into, or exchangeable for, the offered Notes or such other similar debt securities. The foregoing sentence shall not apply to (A) the Notes to be sold hereunder, (B) the Exchange Notes (as defined in the Registration Rights Agreement) to be issued by the Company pursuant to the terms of the Registration Rights Agreement and (C) commercial paper issued by the Company in the ordinary course of its business.

         (h) DTC. The Company will cooperate with the Representatives and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

         (i) Reporting Requirements. The Company, during the period when the Offering Memorandum is required to be delivered, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any Incorporated Document) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indenture, the Notes, the Registration Rights Agreement and such other documents as may be required in connection with the offer, purchase, sale, issuance or delivery of the Notes, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Initial Purchasers including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Notes to the Initial Purchasers and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(d), including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) any fees of the NASD in connection with the Notes, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (viii) the fees and expenses of any transfer agent or registrar for the Notes, (ix) any fees payable in connection with the rating of the Notes and
(x) all reasonable costs and expenses relating to investor presentations, including any "road show" presentations undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides, graphics and Bloomberg presentation recordings.

         (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 10 hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

         SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Opinions of Counsel for the Company. At the Closing Time, the Initial Purchasers shall have received the opinion of P. Kelly Tompkins, General Counsel of the Company, and the opinion of Calfee, Halter & Griswold LLP, counsel for the Company, each in form and substance satisfactory to counsel for the Initial Purchasers and dated as of the Closing Time, to the effect set forth in Exhibits B and C hereto, respectively. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the officers of the Company and certificates of public officials.

         (b) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Initial Purchasers shall have received the opinion, dated as of the Closing Time, of Shearman & Sterling LLP, counsel for the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

         (c) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendments or supplements thereto after the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of the President or a Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

         (d) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Ciulla, Smith & Dale, LLP a letter dated such date, in the form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' comfort letters to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

         (e) Bring-down Comfort Letter. At the Closing Time, the Initial Purchasers shall have received from Ciulla, Smith & Dale, LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         (f) Maintenance of Rating. At the Closing Time, the Notes shall be rated at least BBB (negative outlook) by S&P and Baa3 (negative outlook) by Moody's, and the Company shall have delivered to the Initial Purchasers a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Initial Purchasers, confirming that the Notes have such rating. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or any of the Company's other securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such security rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications (other than as indicated above), its rating on the Notes or any of the Company's other securities.

         (g) Indenture and Registration Rights Agreement. At or prior to the Closing Time, the Company and the Trustee shall have duly executed and delivered the Indenture, and the Company, and the Initial Purchasers shall have duly executed and delivered the Registration Rights Agreement, and the Indenture and the Registration Rights Agreement.

         (h) Additional Documents. At the Closing Time counsel for the Initial Purchasers shall have been furnished with such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

         (i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

         SECTION 6. Subsequent Offers and Resales of the Notes.

         (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company, as the case may be, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Notes.

                  (i) Offers and Sales to Qualified Institutional Buyers and Foreign Purchasers. Offers and sales of the Notes shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A ("Qualified Institutional Buyer") or, in the case of offers outside the United States, to persons other than U.S. persons (as defined in Regulation S) in reliance upon Regulation S. In each case, persons acquiring the Notes from the Initial Purchasers are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Notice to Investors."

                  (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933
         Act) shall be used in the United Stated in connection with the offering or sale of the Notes.

                  (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of Notes acting as a fiduciary for one or more third parties, each third party shall, in the reasonable belief of such Initial Purchaser, be a Qualified Institutional Buyer or a non-U.S. person outside the United States, in each case, to whom the notice required in subsection (iv) below has been given.

                  (iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. affiliates to take reasonable steps to inform, persons acquiring Notes from such Initial Purchaser or its affiliate that the Notes (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or Regulation S or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S or (3) inside the United States in accordance with
         (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Notes for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

                  (v) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the caption "Transfer Restrictions," including the legend required thereby, shall apply to the Notes except as otherwise agreed by the Company and the Initial Purchasers. Following the sale of the Notes by the Initial Purchasers to each Subsequent Purchaser pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any subsequent resale or transfer of any Note.

         (b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

                  (i) Integration. The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company or any Affiliate thereof of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer and sale would render invalid (for the purpose of (A) the sale of the Notes by the Company to the Initial Purchasers, (B) the resale of the Notes by the Initial Purchasers to Subsequent Purchasers, or (C) the resale of the Notes by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

                  (ii) Rule 144A Information. The Company agrees that, in order to render the Notes eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Notes remain outstanding, it will make available, upon request, to any holder of Notes or prospective purchasers of Notes the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to
         Section 13 or 15(d) of the 1934 Act.

                  (iii) Restriction on Purchases. Until the expiration of two years after the original issuance of the Notes, the Company will not, and will cause its "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, purchase or agree to purchase or otherwise acquire any Notes which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent on behalf of and for the account of customers in the ordinary course of business as a securities broker in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any such affiliate shall submit such Notes to the Trustee for cancellation.

         (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer.

         SECTION 7. Indemnification.

         (a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to any untrue statement or omission of material fact made in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), the indemnity agreement contained in this
         Section 7(a) shall not inure to the benefit of such Initial Purchaser or any person who controls such Initial Purchaser within the meaning of
         Section 15 of the 1933 Act or Section 20 of the 1934 Act from whom the person asserting any such loss, liability, claim, damage or expense purchased the securities concerned, to the extent that any such loss, liability, claim, damage or expense of such Initial Purchaser occurs under the circumstance where it shall have been established that (w) the Company had previously furnished copies of the Final Offering Memorandum to such Initial Purchaser within the time period specified herein, (x) the untrue statement or omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Final Offering Memorandum and (y) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Offering Memorandum;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives expressly for use in the Offering Memorandum (or any amendment or supplement thereto). The Company acknowledges that the statement in (A) the fourth and fifth sentences of the second paragraph on page i of the Offering Memorandum and (B) the fourth paragraph, the second and third sentences of the fifth paragraph, and eight paragraph under the "Plan of Distribution" section of the Preliminary Memorandum and Final Memorandum relating to stabilization, communications to investors in the United Kingdom and market-making activities constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.

         (b) Indemnification of the Company. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and the total discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Notes.

         The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Notes set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser or its affiliates or selling agents, any person controlling any Initial Purchaser, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Notes.

         SECTION 10. Termination of Agreement.

         (a) Termination; General. The Representatives may terminate this Agreement by notice to the Company at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock

Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

         SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Initial Purchasers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Initial Purchasers shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers; or

                  (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

         No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Initial Purchasers or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section.

         SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

         SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

         Notices to the Initial Purchasers shall be directed to:

             Banc One Capital Markets, Inc.
             1 Bank One Plaza
             Chicago, IL 60670
             Attention: Structuring and Execution
             Fax: (312) 732-4773

             And

             Wachovia Capital Markets, LLC
             One Wachovia Center, Floor 7
             301 South College Street
             Charlotte, North Carolina 28288-0600

             Attention: Head of Investment Banking Grade Fixed Income Syndicate
             Fax: (704) 383-0661

             With a copy to:

             Shearman & Sterling LLP
             599 Lexington Avenue
             New York, 10022
             Attention: Abigail Arms
             Fax: (202) 508-8100

         Notices to the Company shall be directed to:

             RPM International Inc.
             P.O. Box 777
             2628 Pearl Road
             Medina, Ohio 44258
             Attention: General Counsel
             Fax: (330) 225-6574

             With a copy to:

             Calfee, Halter & Griswold LLP
             800 Superior Avenue, Suite 1400
             Cleveland, Ohio 44114
             Attention: Edward W. Moore

             Fax: (216) 241-0816

         SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from the Initial Purchasers shall be deemed to be a successor by reason merely of such purchase.

         SECTION 15. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 16. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                             Very truly yours,

                                             RPM INTERNATIONAL INC.

                                             By:     /s/ P. Kelly Tompkins
                                                 -------------------------------
                                                 Name: P. Kelly Tompkins
                                                 Title: Senior Vice President,
                                                        General Counsel and
                                                        Secretary

Accepted as of the date hereof.

BANC ONE CAPITAL MARKETS, INC.
WACHOVIA CAPITAL MARKETS, LLC

Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule A hereto

By: BANC ONE CAPITAL MARKETS, INC.

    By: /s/ Steven F. Greene
        -----------------------------------
        Name: Steven F. Greene
        Title: Director

By: WACHOVIA CAPITAL MARKETS, LLC

    By: /s/ Steven J. Taylor
        -----------------------------------
        Name: Steven J. Taylor
        Title: Director

                                   SCHEDULE A

                                                          Principal Amount of
             Name of Initial Purchaser                           Notes
--------------------------------------------------------  -------------------
Banc One Capital Markets, Inc...........................     $ 70,000,000
Wachovia Capital Markets, LLC...........................       70,000,000
J.P. Morgan Securities Inc..............................       30,000,000
Fifth Third Securities, Inc.............................       10,000,000
Mellon Financial Markets, LLC...........................       10,000,000
U.S. Bancorp Piper Jaffray Inc..........................       10,000,000
                                                             ------------
    Total...............................................     $200,000,000
                                                             ============

                                     SCH A-1

                                   SCHEDULE B

                             RPM INTERNATIONAL INC.
                           6.25% SENIOR NOTES DUE 2013

         1. The initial offering price per $1,000 principal amount of the Notes shall be $993.17.

         2. The purchase price to be paid by the Initial Purchasers for the Notes shall be $986.67 per $1,000 principal amount of Notes, being an amount equal to the initial offering price set forth in paragraph 1 above, less $6.50 per $1,000 principal amount of Notes.

         3. Cash interest on the Notes will be payable semi-annually in arrears on December 15 and June 15 of each year, beginning June 15, 2004. The notes will accrue interest from December 9, 2003.

         4. The Notes are redeemable at any time and from time to time at a redemption price equal to the greater of 100% of the principal amount of Notes being redeemed and the "make-whole amount" described in the Final Offering Memorandum.

                                     SCH B-1

                                   SCHEDULE C

                          LIST OF MATERIAL SUBSIDIARIES

                                                                      Jurisdiction of
                 Subsidiary                                             Corporation
                 ----------                                             -----------
RPM, Inc...............................................                     Ohio
RPM Industrial Holding Company.........................                   Delaware
RPM Consumer Holding Company...........................                   Delaware
StonCor Group, Inc.....................................                   Delaware
Dryvit Holdings, Inc...................................                 Rhode Island
Rust-Oleum Corporation.................................                   Illinois
Zinsser Co., Inc.......................................                  New Jersey
Tremco Incorporated....................................                     Ohio
DAP Products Inc.......................................                   Delaware

                                     SCH C-1

                                   SCHEDULE D

                        LIST OF SIGNIFICANT SUBSIDIARIES

                                                                                 Jurisdiction of
                        Subsidiary                                                 Corporation
                        ----------                                                 -----------
StonCor Group, Inc.....................................                              Delaware
Dryvit Holdings, Inc...................................                            Rhode Island
Rust-Oleum Corporation.................................                              Illinois
Zinsser Co., Inc.......................................                             New Jersey
Tremco Incorporated....................................                                Ohio
DAP Products Inc.......................................                              Delaware

                                     SCH D-1

                                    EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                   Exhibit A-1

                                    EXHIBIT B

                      FORM OF OPINION OF P. KELLY TOMPKINS
                         GENERAL COUNSEL OF THE COMPANY,
                    TO BE DELIVERED PURSUANT TO SECTION 5(a)

         (i) The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses require such qualification and has all power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged, except where the failure to be so qualified or to be in good standing as a foreign corporation have not had and would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (ii) Each of the Material Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority necessary to own or hold its properties and conduct the business in which its is engaged, except where the failure to be so qualified or to be in good standing as a foreign corporation has not and would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (iii) All of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

         (iv) To the best of such counsel's knowledge after due inquiry and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, singularly or in the aggregate, might have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (v) The statements contained in the Offering Memorandum under the captions "Business -- Environmental Matters," "Business -- Legal Proceedings," "Risk Factors -- The chemical and construction products industries in which we serve expose us to inherent risks of claims and other litigation-related costs, which could adversely impact our business" "Risk Factors -- Certain of our subsidiaries, principally Bondex International, Inc., are defendants in numerous asbestos-related personal injury lawsuits. Resolutions of existing and future asbestos related lawsuits may have a material and adverse effect on our future consolidated financial condition, operating results and liquidity," "Risk Factors -- Environmental laws and regulations could subject us to significant future expenditures or liabilities, which could have an adverse impact on our business" and "Item 13. Certain Relationships and Related Transactions" (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended

                                   Exhibit B-1

May 31, 2003) insofar as they describe charter documents, contracts, legal proceedings, federal and state statutes, rules and regulations, constitute a fair summary thereof.

         (vi) The issue and sale of the Notes and the execution, delivery and compliance by the Company with all of the provisions of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Notes and the consummation of the transactions contemplated thereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries is bound or to which any of the properties or assets of the Company or any of it Material Subsidiaries is subject, (except for such conflicts, breaches or violations that, singly or in the aggregate, would not result in a Material Adverse Effect), nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Material Subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Material Subsidiaries or any of their properties or assets.

         (vii) Neither the Company nor any of its Material Subsidiaries is in violation of its charter or by-laws or other constituting or organizational document.

         (viii) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which have had and would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect.

                  In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the General Corporation Law of the State of Ohio and the General Corporation Law of the State of Delaware. Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Offering Memorandum and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Offering Memorandum or any amendment or supplement thereto (except for the financial statements and related schedules and other financial data included or incorporated by reference therein, as to

                                   Exhibit B-2
which such counsel need express no belief), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than as set forth in clause (v) above).

                                   Exhibit B-3

                                    EXHIBIT C

                FORM OF OPINION OF Calfee, Halter & Griswold LLP
                     UNITED STATES COUNSEL FOR THE COMPANY,
                    TO BE DELIVERED PURSUANT TO SECTION 5(a)

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (ii) The documents incorporated by reference in the Offering Memorandum (other than the financial statements and related schedules therein, as to which such counsel need express no belief), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

         (iii) The statements contained in the Offering Memorandum under the captions, "Description of Notes," "Exchange Offer; Registration Rights," "Description of our Other Indebtedness" and "Certain United States Federal Income Tax Considerations," insofar as they describe charter documents, contracts, legal proceedings, federal and state statutes, rules and regulations and other legal matters, constitute a fair summary thereof.

         (iv) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

         (v) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (vii) The Notes are in the form contemplated by the Indenture, have been duly authorized, executed, issued and delivered by the Company and, when authenticated by the Trustee in the manner provided in the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general

                                   Exhibit C-1
principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (viii) The issue and sale of the Notes and the execution, delivery and performance by the Company with all of the provisions of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Notes and the consummation of the transactions contemplated thereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to any of the documents incorporated by reference in the Offering Memorandum, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company; and no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement or the Indenture or the consummation of the transactions contemplated thereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made and or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws in connection with the transactions contemplated in the Registration Rights Agreement and except for the qualification of the Indenture under the 1939 Act.

         (ix) It is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers and each Subsequent Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Notes under the 1933 Act or to qualify the Indenture under the 1939 Act.

         (x) The Company is not, nor as of the Closing Time after giving effect to the offering and sale of the Notes and the application of the net proceeds therefrom will it be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (xi) The Notes, the Registration Rights Agreement and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

                  In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Ohio and the General Corporation Law of the State of Delaware. Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Offering Memorandum and
(y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Offering Memorandum or any amendment or supplement thereto (except for the financial statements and related schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no belief), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel

                                   Exhibit C-2
does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than as set forth in clauses (iii) and (xi) above).

                                   Exhibit C-3